UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 29, 2014

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WATERSIDE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia	811-08387	54-1694665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Cheyne Walk, Virginia Beach, Virginia	23454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (757) 626-1111

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                      OTHER EVENTS.

As disclosed in Waterside Capital Corporation’s (the “Company”) Form 8-K filed on November 29, 2013 (the “Form 8-K”), the United States Small Business Administration (the “SBA”) filed a complaint in the United States District Court for the Eastern District of Virginia on November 20, 2013 seeking, among other things, receivership for the Company and a judgment in the amount outstanding under the Company’s Loan Agreement with the SBA plus continuing interest (the “Complaint”). See the Form 8-K for additional description of the Complaint and related matters. Thereafter, as disclosed in the Company’s Form 8-K filed on December 27, 2013, the Company took steps to contest the Complaint.

On April 29, 2014 the Board of Directors of the Company (the “Board”) met to reconsider the decision to contest the Complaint and also seek declaratory relief against the SBA.  In light of developments occurring since December of 2013, including projections of its portfolio companies and also recent discussions with the SBA, the Board determined, after consultation with and advice of its counsel, that it was not currently in the best interests of the Company and its shareholders to continue to contest the Complaint and also seek declaratory relief.  The SBA was informed of this determination.  It is the Board's current intention to consent to the receivership process.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Ex. 99.1	Press Release, dated May 5, 2014, announcing Waterside Capital Corporation’s decision to no longer contest of SBA Complaint.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Waterside Capital Corporation

By:	/s/ Franklin P. Earley
President and Chief Executive Officer

Dated: May 5, 2014

EXHIBIT INDEX

Exhibit No.	Description
Ex. 99.1	Press Release, dated May 5, 2014, announcing Waterside Capital Corporation’s decision to no longer contest of SBA Complaint.